Exhibit 99.1

Forrester Provides Update On Events Planned Through Q2 2020

CAMBRIDGE, Mass., April 2, 2020 — Forrester today announced an update to its events lineup scheduled for the second quarter of 2020. Forrester previously announced that its SiriusDecisions Summit will be delivered as a virtual event. Today, the company announced that its CX Sydney and CX North America events will also be held virtually. Additionally, Forrester is canceling its Technology & Innovation conferences in Europe and Asia Pacific.

The company made these decisions after careful consideration, in light of the escalating global COVID-19 pandemic and continued travel restrictions. The health and well-being of its employees, partners, customers, and vendors remains Forrester’s top priority. The ongoing impact of COVID-19 on Forrester’s business remains difficult to project. The company is monitoring the rapidly evolving situation closely and will continue to make adjustments accordingly.

Forrester estimates that holding its second-quarter events virtually or canceling them as described above will result in a reduction in revenues of $16 million to $19 million and a reduction in operating income of $11 million to $14 million. This is Forrester’s current estimate as of the date of this announcement, and the ultimate financial impact may be affected by a number of factors, including the number of attendees and sponsors and the company’s ability to recoup certain costs for the events.

Forrester is implementing several cost-reduction measures that, if kept in place through the end of 2020, are expected to yield expense savings of at least $35 million. The programs include reductions to travel, new hiring, and employee incentive compensation programs. The company expects to update its outlook for the full year 2020 to reflect the above financial impact and the other estimated effects of COVID-19 on Forrester’s financial results during its first-quarter earnings call in early May 2020.

The company currently expects to hold all third-quarter and fourth-quarter 2020 events as planned. Please refer to the Forrester Events website for the latest status.

About Forrester

Forrester is one of the most influential research and advisory firms in the world. We work with business and technology leaders to drive customer-obsessed vision, strategy, and execution that accelerate growth. Forrester’s unique insights are grounded in annual surveys of more than 690,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data and analytics, custom consulting, exclusive peer groups, certifications, and events, we are revolutionizing how businesses grow in the age of the customer; learn more at forrester.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the estimated revenue and operating income impact of canceling or holding certain events as virtual conferences, the estimated expense savings from planned cost-reduction measures, the expectation that all third-quarter and fourth-quarter events will be held as planned, and the planned update on the first-quarter earnings call. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the number of attendees and sponsors at the virtual events and Forrester’s ability to recoup certain costs for those and the canceled events; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to retain and enrich memberships for its research products and services; technology spending; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities; competition and industry consolidation; the ability to attract and retain professional staff; Forrester’s dependence on key personnel; Forrester’s ability to successfully integrate businesses that it acquires; the impact of Forrester’s outstanding debt obligations; the possibility of network disruptions and security breaches; and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.